As filed with the Securities and Exchange Commission on April 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-Mobile US, Inc.

T-Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	20-0836269 91-1983600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Table of Additional Registrants on next page)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Legere

Chief Executive Officer

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David A. Miller Executive Vice President, General Counsel and Secretary T-Mobile US, Inc. 12920 SE 38th Street Bellevue, Washington 98006 (425) 378-4000	Eric A. DeJong Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101 (206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, par value $0.00001 per share, of T-Mobile US, Inc.	—	—	—	—
Preferred Stock, par value $0.00001 per share, of T-Mobile US, Inc.	—	—	—	—
Debt Securities of T-Mobile USA, Inc.	—	—	—	—
Guarantee(s) of Debt Securities of T-Mobile USA, Inc. (3)	—	—	—	—
Warrants	—	—	—	—
Depositary Shares (4)	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—
Total	—	—	—	—

(1)	Not applicable pursuant to General Instruction II(E) of Form S-3.
(2)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.
(3)	The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.
(4)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
IBSV LLC	Delaware	91-2116910
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
Powertel Memphis Licenses, Inc.	Delaware	58-2228915
Powertel/Memphis, Inc.	Delaware	58-2228912
SunCom Wireless Holdings, Inc.	Delaware	23-2974475
SunCom Wireless Investment Company LLC	Delaware	30-0283150
SunCom Wireless License Company, LLC	Delaware	75-3172489
SunCom Wireless Management Company, Inc.	Delaware	23-2940271
SunCom Wireless Operating Company, L.L.C.	Delaware	23-2974309
SunCom Wireless Property Company, L.L.C.	Delaware	43-2065344
SunCom Wireless, Inc.	Delaware	23-2930873
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources Corporation	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile Subsidiary IV Corporation	Delaware	91-2116909
T-Mobile West LLC	Delaware	36-4027581
Triton PCS Finance Company, Inc.	Delaware	51-0393831
Triton PCS Holdings Company L.L.C.	Delaware	23-2941874
VoiceStream PCS I Iowa Corporation	Delaware	91-1869520
VoiceStream Pittsburgh General Partner, Inc.	Delaware	36-3875668
VoiceStream Pittsburgh, L.P.	Delaware	16-1442506

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

PROSPECTUS

T-MOBILE US, INC.

Common Stock

Preferred Stock

Guarantees of Debt Securities of T-Mobile USA, Inc.

Warrants

Depositary Shares

Purchase Contracts

Units

T-MOBILE USA, INC.

Debt Securities

T-Mobile US, Inc., a Delaware corporation, and its wholly-owned subsidiary, T-Mobile USA, Inc., a Delaware corporation, may, from time to time, offer to sell, in one or more offerings, the securities described in this prospectus. In addition, selling securityholders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

The common stock of T-Mobile US, Inc. is listed on the NASDAQ Global Select Market under the symbol “TMUS.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or certain selling securityholders may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

In this prospectus, unless the context indicates otherwise, references to “T-Mobile,” the “Company,” “our Company,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. T-Mobile US, Inc. has no operations separate from its investment in T-Mobile USA, Inc. (“T-Mobile USA”). Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of T-Mobile. References to “you” refers to a prospective investor.

ABOUT US

We are the Un-carrier™. Un-satisfied with the status quo. Un-afraid to innovate. T-Mobile is the fastest growing wireless company in the U.S. based on customer growth in 2015. T-Mobile provides wireless communications services, including voice, messaging and data, to over 63 million customers (as of December 31, 2015) in the postpaid, prepaid and wholesale markets. The Un-carrier proposition is an approach that seeks to listen to the customer, address their pain points, bring innovation to the industry and improve the wireless experience for all. In practice, this means offering our customers a great service on a nationwide 4G Long-Term Evolution (“LTE”) network, offering devices when and how our customers want them, and providing plans that are simple, affordable and without unnecessary restrictions. Going forward, we will continue to listen and respond to our customers, refine and improve the Un-carrier proposition and deliver the best value experience in the industry.

We generate revenue by offering affordable wireless communication services to our postpaid, prepaid and wholesale customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses are related to acquiring and retaining high-quality customers, providing a full range of devices, compensating employees, and operating and expanding our network. We provide service, devices and accessories across our flagship brands, T-Mobile and MetroPCS, through our owned and operated retail stores, third party distributors and our websites.

Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.t-mobile.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit):

•	Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 17, 2016 (including portions of our definitive proxy statement on Schedule 14A for the 2016 annual meeting of stockholders to the extent specifically incorporated by reference in such Annual Report on Form 10-K);

•	Current Reports on Form 8-K filed with the SEC on February 19, 2016, March 7, 2016, and April 1, 2016; and

•	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 26, 2015 including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

David A. Miller

Executive Vice President, General Counsel and Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 383-4000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference or our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our possible or assumed future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipates,” “believes,” “estimates,” “expects,” or similar expressions.

Forward-looking statements are based on current expectations and assumptions which are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The following important factors, among others, along with the factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

•	adverse conditions in the U.S. and international economies or disruptions to the credit and financial markets;

•	competition in the wireless services market;

•	challenges in implementing our business strategies or funding our wireless operations, including payment for additional spectrum, network upgrades and technological advancements;

•	the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms;

•	difficulties in managing growth in wireless data services, including network quality;

•	material changes in available technology;

•	the timing, scope and financial impact of our deployment of advanced network and business technologies;

•	the impact on our networks and business from major technology equipment failures;

•	breaches of our and/or our third party vendors’ networks, information technology and data security;

•	natural disasters, terrorist attacks or similar incidents;

•	existing or future litigation;

•	any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks;

•	any disruption of our key suppliers’ provisioning of products or services;

•	material adverse changes in labor matters, including labor negotiations or additional organizing activity, and any resulting financial and/or operational impact;

•	the ability to make payments on our debt or to repay our existing indebtedness when due;

•	adverse change in the ratings of our debt securities by nationally accredited rating organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing;

•	changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and

•	changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions.

Additional information concerning these and other risk factors is contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and in the other documents incorporated herein by reference.

Forward-looking statements in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference speak only as of the date of this prospectus, the applicable prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable prospectus supplement or other document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, the repayment or refinancing, in whole or in part, of debt, acquisition of additional spectrum, asset or business acquisitions, repurchase, redemption or retirement of securities, corporate development opportunities and future technology initiatives. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the last five years.

	Year Ended December 31,
	2011		2012		2013	2014	2015
Ratio of earnings to fixed charges	—	(3)	—	(3)	1.06x	1.17x	1.30x
Ratio of earnings to combined fixed charges and preferred stock dividends (1)(2)	—	(3)	—	(3)	1.06x	1.17x	1.27x

(1)	For purposes of calculating the ratio of (a) earnings to fixed charges and (b) earnings to combined fixed charges and preferred stock dividends, earnings available for fixed charges consists of income (loss) before income taxes and earnings from unconsolidated affiliates plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges include interest expense including capitalized interest and the portion of operating rental expense that management believes is representative of the appropriate interest component of rental expense. The portion of total rental expense that represents the interest factor is estimated to be 33%. Preferred stock dividends consist of the amount of pre-tax earnings that is required to pay dividends.
(2)	For periods prior to the completion of the business combination between T-Mobile USA and MetroPCS Communications, Inc., on April 30, 2013 (the “Business Combination Transaction”), the ratio represents only T-Mobile USA as the accounting acquirer in the Business Combination Transaction.
(3)	The ratio coverage for the years ended December 31, 2012 and 2011 was less than 1:1 in each of these periods. T-Mobile USA would have needed to generate additional earnings of $7.0 billion and $4.9 billion in the years ended December 31, 2012 and 2011, respectively, to achieve a coverage ratio of 1:1 in each of these periods.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

We may issue debt securities and guarantees of debt securities. We will set forth in the accompanying prospectus supplement a description of the debt securities and guarantees of debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000;

•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

DESCRIPTION OF CAPITAL STOCK

The following describes our common stock, preferred stock, certificate of incorporation and bylaws that are presently in effect, the Stockholder’s Agreement, dated as of April 30, 2013, that we have entered into with Deutsche Telekom AG (“Deutsche Telekom”) (such agreement, the “Stockholder’s Agreement”), and the Rights Agreement, dated as of March 29, 2007, as amended, that we have entered into with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Plan”). This description is a summary only. We encourage you to read the complete text of such documents, which are incorporated by reference herein.

The authorized capital stock of T-Mobile US, Inc. consists of 1,000,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share, of which 20,000,000 shares have been designated and authorized as 5.50% mandatory convertible preferred stock, series A.

Common Stock

Holders of our common stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of preferred stock. Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, assessable or entitled to the benefits of any sinking fund.

Redemption

Pursuant to our certificate of incorporation, if a holder of our common stock acquires additional shares of our common stock or otherwise is attributed with ownership of such shares that would cause us to violate FCC rules, we may, at the option of the board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our common stock sufficient to eliminate the violation.

The redemption price will be a price mutually determined by us and our stockholders, but if no agreement can be reached, the redemption price will be either:

•	75% of the fair market value of our common stock being redeemed, if the holder caused the FCC violation; or

•	100% of the fair market value of our common stock being redeemed, if the FCC violation was not caused by the holder.

The foregoing redemption rights do not apply to any shares of our common stock or preferred stock beneficially owned by Deutsche Telekom or any of its subsidiaries. If any waivers or approvals are required from the FCC in order for Deutsche Telekom or any of its subsidiaries to acquire or hold any shares of our common stock or preferred stock, Deutsche Telekom and any of its subsidiaries are required by the certificate of incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.

Preferred Stock

Subject to the provisions of our certificate of incorporation and the limitations prescribed by law, our certificate of incorporation authorizes the board of directors to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of our common stock, without further vote or action by the stockholders. We currently have no shares of preferred stock outstanding.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of preferred stock under the board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Series A Junior Preferred Stock

For purposes of the Rights Plan described below, the board of directors has designated 1,000,000 shares of preferred stock to constitute the series A junior participating preferred stock, par value $0.00001 per share (“Series A Junior Preferred Stock”). For a summary description of the Rights Plan, please read “—Rights Plan” below.

5.50% Mandatory Convertible Preferred Stock, Series A

We have authorized and issued 20,000,000 shares of 5.50% mandatory convertible preferred stock, Series A, par value $0.00001 per share (the “Series A Convertible Preferred Stock”). Subject to the rights of holders of any class or series of our capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividends, holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board of directors and to the extent lawful, cumulative dividends at an annual rate of 5.50% of the initial liquidation preference of $50.00 per share of Series A Convertible Preferred Stock (equivalent to $2.75 per year per share), payable in cash, shares of common stock or any combination thereof.

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of shares of Series A Convertible Preferred Stock will be entitled to receive out of our assets available for distribution to our stockholders, subject to rights of our creditors, before any payment or distribution is made to holders of junior stock (including our common stock), payment in full of the amount of $50.00 per share of Series A Convertible Preferred Stock, plus an amount equal to any accrued and unpaid dividends, whether or not declared, on such shares to (but not including) the date fixed for liquidation, dissolution or winding up.

The Series A Convertible Preferred Stock is not redeemable. The holders of our Series A Convertible Preferred Stock do not have voting rights, except with respect to amendments or alterations to the terms of the Series A Convertible Preferred Stock, the authorization or issuance of any shares of capital stock (or securities convertible into or exchangeable or exercisable for such shares) that are senior to the Series A Convertible Preferred Stock with respect to dividends or the distribution of assets on liquidation or dissolution, the election of directors in the case of certain dividend arrearages, and except as specifically required under Delaware law.

Unless converted earlier, each outstanding share of our Series A Convertible Preferred Stock will convert automatically on December 15, 2017 (the “mandatory conversion date”) into a number of shares of our common stock equal to the conversion rate that will be not more than 1.9342 shares of our common stock and not less than 1.6119 shares of our common stock (depending upon the market value of our common stock at the time of such conversion), subject to customary anti-dilution adjustments. At any time prior to the mandatory conversion date, other than during certain fundamental changes, a holder of shares of our Series A Convertible Preferred Stock may elect to convert such shares in whole or in part, into shares of our common stock, at the minimum conversion rate of 1.6119 shares of our common stock of our Series A Convertible Preferred Stock, subject to customary anti-dilution adjustments. If certain fundamental changes involving our Company occur, a holder of shares of Series A Convertible Preferred Stock may elect to convert such shares into shares of common stock at a conversion rate between 1.6119 shares and 1.9342 shares (depending on the price per share of our common stock to be paid in the fundamental change), subject to customary anti-dilution adjustments, and receive a make-whole payment.

The Series A Preferred Stock is listed on the NASDAQ Global Select Market under the symbol “TMUSP”.

Rights Plan

We adopted a Rights Plan in March 2007, which we amended in October 2012. Under the Rights Plan, each share of our common stock includes one right to purchase one one-thousandth of a share of Series A Junior Preferred Stock. The rights will separate from our common stock and become exercisable (1) ten calendar days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of our outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% of our outstanding common stock. A 15% beneficial owner (other than Deutsche Telekom) is referred to as an “acquiring person” under the Rights Plan.

The board of directors can elect to delay the separation of the rights from our common stock beyond the ten-day periods referred to above. The Rights Plan also confers on the board of directors the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the rights are separately distributed, the rights will not be evidenced by separate certificates and will be transferred with and only with our common stock certificates.

After the rights are separately distributed, each right will entitle the holder to purchase from us one one-thousandth of a share of Series A Junior Preferred Stock for a purchase price of $66.67. The rights will expire at the close of business on March 27, 2017, unless we redeem or exchange them earlier as described below.

If a person becomes an acquiring person, the rights will become rights to purchase shares of our common stock for one-half the current market price, as defined in the rights agreement, of our common stock. This occurrence is referred to as a “flip-in event” under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. The board of directors will have the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If the board of directors makes this determination, the purchase of shares under the offer will not be a flip-in event.

If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of its assets, earning power or cash flow are sold or transferred, each holder of a right will have the right to purchase shares of the common stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a “flip-over event” under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

Until ten days after the announcement that a person has become an acquiring person, the board of directors may decide to redeem the rights at a price of $0.001 per right, payable in cash, shares of our common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

At any time after a flip-in event and prior to either a person’s becoming the beneficial owner of 50% or more of the shares of our common stock or a flip-over event, the board of directors may decide to exchange the rights for shares of our common stock on a one-for-one basis. Rights owned by an acquiring person that will have become void, will not be exchanged.

Other than provisions relating to the redemption price of the rights, the Rights Plan may be amended by the board of directors at any time that the rights are redeemable. Thereafter, the provisions of the Rights Plan other than the redemption price may be amended by the board of directors to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the Rights Plan. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of the board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because the board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board of directors.

Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware law

We are a Delaware corporation and are subject to Delaware law, which generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•	at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

The provisions of Delaware law described above along with our certificate of incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our common stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.

Our Certificate of Incorporation and Bylaws

The following provisions of our certificate of incorporation and bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

•	Advance notice of director nominations and matters to be acted upon at meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

•	Amendment to bylaws. Our certificate of incorporation provides that our bylaws may be amended upon the affirmative vote of the holders of shares having a majority of our voting power. Our certificate of incorporation also provides that our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

•	Special meeting of stockholders. Our certificate of incorporation provides that a special meeting of our stockholders (i) may be called by the chairman of the board or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, the holders of not less than 33- 1⁄3% of the voting power of all of the outstanding voting stock of our Company entitled to vote generally for the election of directors.

•	Board representation. Our certificate of incorporation (as well as the Stockholder’s Agreement described below) provides that Deutsche Telekom generally has the right to designate a number of Deutsche Telekom designees to our board of directors and any committees thereof equal to the percentage of our common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on our board of directors (or the number of members of any committee thereof), in each case, rounded to the nearest whole number. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock. Our certificate of incorporation provides that all of the directors of our board of directors are of one class and are elected annually.

•	Special approval rights. Our certificate of incorporation provides Deutsche Telekom with the same approval rights as are set forth in the Stockholder’s Agreement with respect to our ability to take certain actions (including, without limitation, changing the size of our board of directors or dispositions in excess of $1,000,000,000, or hiring or terminating without cause our chief executive officer) without Deutsche Telekom’s prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock.

•	Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

•	Cumulative voting. Our certificate of incorporation does not permit cumulative voting in the election of directors. Instead, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our common stock.

Stockholder’s Agreement

Pursuant to the Stockholder’s Agreement, Deutsche Telekom has the right to designate a number of individuals to be nominees for election to our board of directors equal to the percentage of our common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on our board rounded to the nearest whole number. In addition, we have agreed to include as members of each committee of our board of directors the number of Deutsche Telekom director designees equal to the percentage of common stock beneficially owned by Deutsche Telekom multiplied by the number of members of such committee, except to the extent that such membership would violate applicable law or stock exchange rules; provided that no committee may consist solely of directors designated by Deutsche Telekom. These rights will remain in effect as long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock. We and Deutsche Telekom have also each agreed to use our reasonable best efforts to cause at least three members of the board of directors to be considered “independent” under the rules of the SEC and under applicable listing standards.

In addition, pursuant to the Stockholder’s Agreement, as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, we will not take certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness of Deutsche Telekom or its affiliates, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1,000,000,000, (d) changing the size of our board of directors, (e) issuing equity of 10% or more of the then outstanding number of shares of our common stock or to redeem debt held by Deutsche Telekom, (f) except as required by our organizational documents, repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis or (g) making certain changes involving our chief executive officer. In addition, we have agreed that, without the prior written consent of Deutsche Telekom, we will not amend our certificate of incorporation and bylaws in any manner that could adversely affect Deutsche Telekom’s rights under the Stockholder’s Agreement as long Deutsche Telekom beneficially owns 5% or more of the outstanding shares of our common stock.

During the term of the Stockholder’s Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our board not to, support, enter into or vote in favor of any transaction between, or involving both (A) the Company and (B) Deutsche Telekom or an affiliate of Deutsche Telekom, unless such transaction is approved by a majority of the directors on the combined company’s board, which majority includes a majority of the disinterested directors. Such approval requirement has been waived with respect to any transaction that does not exceed $120,000 or that is unanimously approved by the audit committee of our board.

Pursuant to the Stockholder’s Agreement, Deutsche Telekom and its affiliates are prohibited from acquiring more than 80.1% of the outstanding shares of our common stock unless it makes an offer to acquire all of the then remaining outstanding shares of common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is approved or accepted by disinterested directors or stockholders. Deutsche Telekom is also prohibited from transferring any shares of common stock in any other transaction that would result in the transferee owning more than 30% of the outstanding shares of common stock unless such transferee offers to acquire all of the then outstanding shares of common stock at the same price and on the same terms and conditions as the proposed transfer. The Stockholder’s Agreement also restricts Deutsche Telekom’s ability to compete with us in the United States, Puerto Rico and the territories and protectorates of the United States during the period beginning on April 30, 2013 and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of our common stock.

Subject to specified limitations, Deutsche Telekom has the right to request that we file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of shares of our common stock and debt securities beneficially owned by Deutsche Telekom and acquired in connection with the Business Combination Transaction or in the future. In addition, Deutsche Telekom has piggyback registration rights with respect to any offering that we initiate. Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 under the Securities Act without volume limitations.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws:

•	eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.

We believe that these provisions are necessary to attract and retain qualified directors and officers. We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Director Removal

Our certificate of incorporation provides that, subject to certain rights of the holders of any preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent. However, no director designated by Deutsche Telekom may be removed without the prior written consent of Deutsche Telekom.

Stockholder Action by Written Consent

Our certificate of incorporation provides that, as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Governing Law; Forum for Adjudication of Disputes

Our certificate of incorporation provides that our certificate of incorporation and the internal affairs of our Company shall be governed by and interpreted under the laws of the State of Delaware. In addition, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action brought on behalf of our Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

Corporate Opportunities

Our certificate of incorporation provides, as permitted by the DGCL, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our certificate of incorporation.

Listing of Common Stock

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TMUS.”

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities being offered hereby:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or any selling securityholder or by agents designated by us or any selling securityholder from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we or any selling securityholder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and any selling securityholder will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we and any selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
NASDAQ and Other Listing Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in some cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

Our certificate of incorporation provides that no director is liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Any underwriting agreement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting or Purchase Agreement.

2.1	Business Combination Agreement, among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated as of October 3, 2012 (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed on October 3, 2012).

2.2	Amendment No. 1 to the Business Combination Agreement, among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated as of April 14, 2013 (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed on April 15, 2013).

3.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on May 2, 2013).

3.3	Amended and Restated Certificate of Incorporation of T-Mobile USA, Inc. (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.4	Amended and Restated Bylaws of T-Mobile USA, Inc. (Incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.5	Certificate of Formation of IBSV LLC (Incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.6	Limited Liability Company Certificate of Amendment of IBSV LLC (Incorporated by reference to Exhibit 3.81 to our Post-Effective Amendment No. 1 to Form S-3, filed on September 3, 2014).

3.7	Limited Liability Company Agreement of IBSV LLC (Incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.8	Certificate of Incorporation of Powertel Memphis Licenses, Inc., as amended (Incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.9	Amended and Restated Bylaws of Powertel Memphis Licenses, Inc. (Incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.10	Certification of Incorporation of Powertel/Memphis, Inc., as amended (Incorporated by reference to Exhibit 3.9 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.11	Amended and Restated Bylaws of Powertel/Memphis, Inc. (Incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.12	Restated Certificate of Incorporation of SunCom Wireless Holdings, Inc., as amended (Incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.13	Amended and Restated Bylaws of SunCom Wireless Holdings, Inc. (Incorporated by reference to Exhibit 3.12 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.14	Certificate of Formation of SunCom Wireless Investment Company LLC, as amended (Incorporated by reference to Exhibit 3.13 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.15	Limited Liability Company Agreement of SunCom Wireless Investment Company LLC (Incorporated by reference to Exhibit 3.14 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.16	Certificate of Formation of SunCom Wireless License Company, LLC, as amended (Incorporated by reference to Exhibit 3.15 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.17	Limited Liability Company Agreement of SunCom Wireless License Company, LLC (Incorporated by reference to Exhibit 3.16 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.18	Certificate of Incorporation of SunCom Wireless Management Company, Inc., as amended (Incorporated by reference to Exhibit 3.17 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.19	Bylaws of SunCom Wireless Management Company, Inc. (Incorporated by reference to Exhibit 3.18 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.20	Certificate of Formation of SunCom Wireless Operating Company, L.L.C., as amended (Incorporated by reference to Exhibit 3.19 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.21	Limited Liability Company Agreement of SunCom Wireless Operating Company, L.L.C. (Incorporated by reference to Exhibit 3.20 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.22	Certificate of Formation of SunCom Wireless Property Company, L.L.C., as amended (Incorporated by reference to Exhibit 3.21 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.23	Limited Liability Company Agreement of SunCom Wireless Property Company, L.L.C. (Incorporated by reference to Exhibit 3.22 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.24	Certificate of Incorporation of SunCom Wireless, Inc., as amended (Incorporated by reference to Exhibit 3.23 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.25	Bylaws of SunCom Wireless, Inc. (Incorporated by reference to Exhibit 3.24 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.26	Certificate of Formation of T-Mobile Central LLC, as amended (Incorporated by reference to Exhibit 3.25 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.27	Limited Liability Company Agreement of T-Mobile Central LLC (Incorporated by reference to Exhibit 3.26 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.28	Certificate of Formation of T-Mobile License LLC (Incorporated by reference to Exhibit 3.27 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.29	Limited Liability Company Agreement of T-Mobile License LLC (Incorporated by reference to Exhibit 3.28 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.30	Certificate of Formation of T-Mobile Northeast LLC (Incorporated by reference to Exhibit 3.29 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.31	Limited Liability Company Agreement of T-Mobile Northeast LLC (Incorporated by reference to Exhibit 3.30 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.32	Certificate of Formation of T-Mobile PCS Holdings LLC, as amended (Incorporated by reference to Exhibit 3.31 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.33	Limited Liability Company Agreement of T-Mobile PCS Holdings LLC (Incorporated by reference to Exhibit 3.32 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.34	Certificate of Formation of T-Mobile Puerto Rico Holdings LLC, as amended (Incorporated by reference to Exhibit 3.33 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.35	Limited Liability Company Agreement of T-Mobile Puerto Rico Holdings LLC (Incorporated by reference to Exhibit 3.34 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.36	Certificate of Formation of T-Mobile Puerto Rico LLC, as amended (Incorporated by reference to Exhibit 3.35 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.37	Amended and Restated Limited Liability Company Agreement of T-Mobile Puerto Rico LLC (Incorporated by reference to Exhibit 3.36 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.38	Certificate of Incorporation of T-Mobile Resources Corporation, as amended (Incorporated by reference to Exhibit 3.37 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.39	Bylaws of T-Mobile Resources Corporation (Incorporated by reference to Exhibit 3.38 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.40	Certificate of Formation of T-Mobile South LLC (Incorporated by reference to Exhibit 3.39 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.41	Limited Liability Company Agreement of T-Mobile South LLC (Incorporated by reference to Exhibit 3.40 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.42	Certificate of Incorporation of T-Mobile Subsidiary IV Corporation, as amended (Incorporated by reference to Exhibit 3.41 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.43	Bylaws of T-Mobile Subsidiary IV Corporation (Incorporated by reference to Exhibit 3.42 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.44	Certificate of Formation of T-Mobile West LLC (Incorporated by reference to Exhibit 3.43 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.45	Limited Liability Company Agreement of T-Mobile West LLC (Incorporated by reference to Exhibit 3.44 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.46	Certificate of Incorporation of Triton PCS Finance Company, Inc. (Incorporated by reference to Exhibit 3.45 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.47	Bylaws of Triton PCS Finance Company, Inc. (Incorporated by reference to Exhibit 3.46 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.48	Certificate of Formation of Triton PCS Holdings Company L.L.C., as amended (Incorporated by reference to Exhibit 3.47 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.49	Limited Liability Company Agreement of Triton PCS Holdings Company L.L.C. (Incorporated by reference to Exhibit 3.48 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.50	Certificate of Incorporation of VoiceStream PCS I Iowa Corporation, as amended (Incorporated by reference to Exhibit 3.49 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.51	Bylaws of VoiceStream PCS I Iowa Corporation (Incorporated by reference to Exhibit 3.50 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.52	Certificate of Incorporation of VoiceStream Pittsburgh General Partner, Inc., as amended (Incorporated by reference to Exhibit 3.51 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.53	Bylaws of VoiceStream Pittsburgh General Partner, Inc. (Incorporated by reference to Exhibit 3.52 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.54	Certificate of Limited Partnership of VoiceStream Pittsburgh, L.P., as amended (Incorporated by reference to Exhibit 3.53 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.55	Agreement Establishing VoiceStream Pittsburgh, L.P. (Incorporated by reference to Exhibit 3.54 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.56	Certificate of Formation of MetroPCS California, LLC, as amended (Incorporated by reference to Exhibit 3.55 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.57	Amended and Restated Limited Liability Company Agreement of MetroPCS California, LLC (Incorporated by reference to Exhibit 3.56 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.58	Certificate of Formation of MetroPCS Florida, LLC (Incorporated by reference to Exhibit 3.57 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.59	Amended and Restated Limited Liability Company Agreement of MetroPCS Florida, LLC (Incorporated by reference to Exhibit 3.58 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.60	Certificate of Formation of MetroPCS Georgia, LLC (Incorporated by reference to Exhibit 3.59 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.61	Amended and Restated Limited Liability Company Agreement of MetroPCS Georgia, LLC (Incorporated by reference to Exhibit 3.60 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.62	Certificate of Formation of MetroPCS Massachusetts, LLC (Incorporated by reference to Exhibit 3.61 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.63	Amended and Restated Limited Liability Company Agreement of MetroPCS Massachusetts, LLC (Incorporated by reference to Exhibit 3.62 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.64	Certificate of Formation of MetroPCS Michigan, LLC (Incorporated by reference to Exhibit 3.63 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.65	Limited Liability Company Agreement of MetroPCS Michigan, LLC (Incorporated by reference to Exhibit 3.64 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.66	Certificate of Formation of MetroPCS Nevada, LLC (Incorporated by reference to Exhibit 3.65 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.67	Amended and Restated Limited Liability Company Agreement of MetroPCS Nevada, LLC (Incorporated by reference to Exhibit 3.66 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.68	Certificate of Formation of MetroPCS New York, LLC (Incorporated by reference to Exhibit 3.67 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.69	Amended and Restated Limited Liability Company Agreement of MetroPCS New York, LLC (Incorporated by reference to Exhibit 3.68 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.70	Certificate of Formation of MetroPCS Pennsylvania, LLC (Incorporated by reference to Exhibit 3.69 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.71	Amended and Restated Limited Liability Company Agreement of MetroPCS Pennsylvania, LLC (Incorporated by reference to Exhibit 3.70 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.72	Certificate of Formation of MetroPCS Texas, LLC (Incorporated by reference to Exhibit 3.71 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.73	Second Amended and Restated Limited Liability Company Agreement of MetroPCS Texas, LLC (Incorporated by reference to Exhibit 3.72 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.74	Certificate of Formation of MetroPCS Networks California, LLC, as amended (Incorporated by reference to Exhibit 3.75 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.75	Amended and Restated Limited Liability Company Agreement of MetroPCS Networks California, LLC (Incorporated by reference to Exhibit 3.76 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.76	Certificate of Formation of MetroPCS Networks Florida, LLC, as amended (Incorporated by reference to Exhibit 3.77 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.77	Amended and Restated Limited Liability Company Agreement of MetroPCS Networks Florida, LLC (Incorporated by reference to Exhibit 3.78 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.78	Certificate of Formation of T-Mobile Financial LLC (Incorporated by reference to Exhibit 3.79 to our Post-Effective Amendment No. 1 to Form S-3, filed on September 3, 2014).

3.79	Limited Liability Company Agreement of T-Mobile Financial LLC (Incorporated by reference to Exhibit 3.80 to our Post-Effective Amendment No. 1 to Form S-3, filed on September 3, 2014).

3.80	Certificate of Formation of T-Mobile Leasing LLC (Incorporated by reference to Exhibit 3.82 to our Post-Effective Amendment No. 2 to Form S-3, filed on November 2, 2015).

3.81	Limited Liability Company Agreement of T-Mobile Leasing LLC (Incorporated by reference to Exhibit 3.83 to our Post-Effective Amendment No. 2 to Form S-3, filed on November 2, 2015).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to our Form 8-A, filed on May 2, 2013).

4.2	Indenture, dated as of April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.3	Eleventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.12 to our Current Report on Form 8-K, filed on May 2, 2013).

4.4	Sixteenth Supplemental Indenture, dated as of August 11, 2014, by and among T-Mobile USA, Inc., T-Mobile Financial LLC, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. (Incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q, filed on October 28, 2014).

4.5	Nineteenth Supplemental Indenture, dated as of September 28, 2015, by and among T-Mobile USA, Inc., T-Mobile Leasing LLC, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. (Incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q, filed on October 27, 2015).

Exhibit No.	Document

4.6	Stockholder’s Agreement, dated as of April 30, 2013, between Deutsche Telekom AG and MetroPCS Communications, Inc. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.7	Waiver of Required Approval under Section 3.6(a) of the Stockholder’s Agreement, dated August 7, 2013, between T-Mobile US, Inc. and Deutsche Telekom AG (Incorporated by reference to Exhibit 10.10 to our Quarterly Report on Form 10-Q, filed on August 8, 2013).

4.8	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on March 30, 2007).

4.9	Amendment No. 1 to Rights Agreement, dated as of October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 3, 2012).

4.10*	Form of Debt Security.

4.11*	Form of Guarantee.

4.12*	Form of Warrant Agreement.

4.13*	Form of Deposit Agreement.

4.14*	Form of Purchase Contract.

4.15*	Form of Unit Agreement.

4.16*	Specimen Preferred Stock Certificate.

5.1†	Opinion of Perkins Coie LLP.

12.1	Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K, filed on February 17, 2016).

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of Attorney (included on the signature pages hereof).

25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.

†	Filed herewith.
*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC, and incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

T-MOBILE US, INC.

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ Timotheus Höttges Timotheus Höttges	Chairman of the Board	April 25, 2016

/s/ W. Michael Barnes W. Michael Barnes	Director	April 25, 2016

/s/ Thomas Dannenfeldt Thomas Dannenfeldt	Director	April 25, 2016

/s/ Srikant M. Datar Srikant M. Datar	Director	April 25, 2016

Signature	Title	Date

/s/ Lawrence H. Guffey Lawrence H. Guffey	Director	April 25, 2016

/s/ Bruno Jacobfeuerborn Bruno Jacobfeuerborn	Director	April 25, 2016

/s/ Raphael Kübler Raphael Kübler	Director	April 25, 2016

/s/ Thorsten Langheim Thorsten Langheim	Director	April 25, 2016

/s/ Teresa A. Taylor Teresa A. Taylor	Director	April 25, 2016

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

T-MOBILE USA, INC.

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ David A. Miller David A. Miller	Director	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

IBSV LLC T-MOBILE NORTHEAST LLC T-MOBILE LICENSE LLC T-MOBILE SOUTH LLC T-MOBILE WEST LLC

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ David A. Miller David A. Miller	Manager	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

POWERTEL MEMPHIS LICENSES, INC.

POWERTEL/MEMPHIS, INC.

SUNCOM WIRELESS HOLDINGS, INC.

SUNCOM WIRELESS MANAGEMENT COMPANY, INC.

SUNCOM WIRELESS, INC.

VOICESTREAM PCS I IOWA CORPORATION

VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.

T-MOBILE RESOURCES CORPORATION

T-MOBILE SUBSIDIARY IV CORPORATION

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ David A. Miller David A. Miller	Director	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

SUNCOM WIRELESS INVESTMENT COMPANY LLC

SUNCOM WIRELESS LICENSE COMPANY, LLC

SUNCOM WIRELESS OPERATING COMPANY, L.L.C.

SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

TRITON PCS HOLDINGS COMPANY L.L.C.

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ John J. Legere John J. Legere	President and Chief Executive Officer of SunCom Wireless Management Company, Inc., the Registrant’s Manager	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

T-MOBILE CENTRAL LLC T-MOBILE PCS HOLDINGS LLC

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ John J. Legere John J. Legere	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

TRITON PCS FINANCE COMPANY, INC.

By:	/s/ David A. Miller
David A. Miller President

Each person whose signature appears below constitutes and appoints David A. Miller and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Miller David A. Miller	President and Director	April 25, 2016

/s/ Brian T. Harrison Brian T. Harrison	Vice President and Assistant Secretary, and Director	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Director	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

VOICESTREAM PITTSBURGH, L.P.

By:	VoiceStream Pittsburgh General Partner, Inc.
Its:	General Partner

By:	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

By:	/s/ John J. Legere
John J. Legere President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John J. Legere and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Legere John J. Legere	President and Chief Executive Officer (Principal Executive Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager	April 25, 2016

/s/ Michael J. Morgan Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2016

/s/ David A. Miller David A. Miller	Manager	April 25, 2016

/s/ Thomas C. Keys Thomas C. Keys	Manager	April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on April 25, 2016.

T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC

By:	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Treasurer

Each person whose signature appears below constitutes and appoints Michael J. Morgan and J. Braxton Carter, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Morgan Michael J. Morgan	President (Principal Executive Officer and Principal Accounting Officer)	April 25, 2016

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Treasurer (Principal Financial Officer) and Manager	April 25, 2016

/s/ David A. Miller David A. Miller	Manager	April 25, 2016

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting or Purchase Agreement.

2.1	Business Combination Agreement, among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated as of October 3, 2012 (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed on October 3, 2012).

2.2	Amendment No. 1 to the Business Combination Agreement, among Deutsche Telekom AG, T-Mobile USA, Inc., T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH and MetroPCS Communications, Inc., dated as of April 14, 2013 (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed on April 15, 2013).

3.1	Fourth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws of T-Mobile US, Inc. (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on May 2, 2013).

3.3	Amended and Restated Certificate of Incorporation of T-Mobile USA, Inc. (Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.4	Amended and Restated Bylaws of T-Mobile USA, Inc. (Incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.5	Certificate of Formation of IBSV LLC (Incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.6	Limited Liability Company Certificate of Amendment of IBSV LLC (Incorporated by reference to Exhibit 3.81 to our Post-Effective Amendment No. 1 to Form S-3, filed on September 3, 2014).

3.7	Limited Liability Company Agreement of IBSV LLC (Incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.8	Certificate of Incorporation of Powertel Memphis Licenses, Inc., as amended (Incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.9	Amended and Restated Bylaws of Powertel Memphis Licenses, Inc. (Incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.10	Certification of Incorporation of Powertel/Memphis, Inc., as amended (Incorporated by reference to Exhibit 3.9 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.11	Amended and Restated Bylaws of Powertel/Memphis, Inc. (Incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.12	Restated Certificate of Incorporation of SunCom Wireless Holdings, Inc., as amended (Incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.13	Amended and Restated Bylaws of SunCom Wireless Holdings, Inc. (Incorporated by reference to Exhibit 3.12 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.14	Certificate of Formation of SunCom Wireless Investment Company LLC, as amended (Incorporated by reference to Exhibit 3.13 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.15	Limited Liability Company Agreement of SunCom Wireless Investment Company LLC (Incorporated by reference to Exhibit 3.14 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.16	Certificate of Formation of SunCom Wireless License Company, LLC, as amended (Incorporated by reference to Exhibit 3.15 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.17	Limited Liability Company Agreement of SunCom Wireless License Company, LLC (Incorporated by reference to Exhibit 3.16 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.18	Certificate of Incorporation of SunCom Wireless Management Company, Inc., as amended (Incorporated by reference to Exhibit 3.17 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.19	Bylaws of SunCom Wireless Management Company, Inc. (Incorporated by reference to Exhibit 3.18 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.20	Certificate of Formation of SunCom Wireless Operating Company, L.L.C., as amended (Incorporated by reference to Exhibit 3.19 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.21	Limited Liability Company Agreement of SunCom Wireless Operating Company, L.L.C. (Incorporated by reference to Exhibit 3.20 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.22	Certificate of Formation of SunCom Wireless Property Company, L.L.C., as amended (Incorporated by reference to Exhibit 3.21 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.23	Limited Liability Company Agreement of SunCom Wireless Property Company, L.L.C. (Incorporated by reference to Exhibit 3.22 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.24	Certificate of Incorporation of SunCom Wireless, Inc., as amended (Incorporated by reference to Exhibit 3.23 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.25	Bylaws of SunCom Wireless, Inc. (Incorporated by reference to Exhibit 3.24 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.26	Certificate of Formation of T-Mobile Central LLC, as amended (Incorporated by reference to Exhibit 3.25 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.27	Limited Liability Company Agreement of T-Mobile Central LLC (Incorporated by reference to Exhibit 3.26 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.28	Certificate of Formation of T-Mobile License LLC (Incorporated by reference to Exhibit 3.27 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.29	Limited Liability Company Agreement of T-Mobile License LLC (Incorporated by reference to Exhibit 3.28 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.30	Certificate of Formation of T-Mobile Northeast LLC (Incorporated by reference to Exhibit 3.29 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.31	Limited Liability Company Agreement of T-Mobile Northeast LLC (Incorporated by reference to Exhibit 3.30 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.32	Certificate of Formation of T-Mobile PCS Holdings LLC, as amended (Incorporated by reference to Exhibit 3.31 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.33	Limited Liability Company Agreement of T-Mobile PCS Holdings LLC (Incorporated by reference to Exhibit 3.32 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.34	Certificate of Formation of T-Mobile Puerto Rico Holdings LLC, as amended (Incorporated by reference to Exhibit 3.33 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.35	Limited Liability Company Agreement of T-Mobile Puerto Rico Holdings LLC (Incorporated by reference to Exhibit 3.34 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.36	Certificate of Formation of T-Mobile Puerto Rico LLC, as amended (Incorporated by reference to Exhibit 3.35 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.37	Amended and Restated Limited Liability Company Agreement of T-Mobile Puerto Rico LLC (Incorporated by reference to Exhibit 3.36 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.38	Certificate of Incorporation of T-Mobile Resources Corporation, as amended (Incorporated by reference to Exhibit 3.37 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.39	Bylaws of T-Mobile Resources Corporation (Incorporated by reference to Exhibit 3.38 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.40	Certificate of Formation of T-Mobile South LLC (Incorporated by reference to Exhibit 3.39 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.41	Limited Liability Company Agreement of T-Mobile South LLC (Incorporated by reference to Exhibit 3.40 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.42	Certificate of Incorporation of T-Mobile Subsidiary IV Corporation, as amended (Incorporated by reference to Exhibit 3.41 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.43	Bylaws of T-Mobile Subsidiary IV Corporation (Incorporated by reference to Exhibit 3.42 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.44	Certificate of Formation of T-Mobile West LLC (Incorporated by reference to Exhibit 3.43 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.45	Limited Liability Company Agreement of T-Mobile West LLC (Incorporated by reference to Exhibit 3.44 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.46	Certificate of Incorporation of Triton PCS Finance Company, Inc. (Incorporated by reference to Exhibit 3.45 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.47	Bylaws of Triton PCS Finance Company, Inc. (Incorporated by reference to Exhibit 3.46 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.48	Certificate of Formation of Triton PCS Holdings Company L.L.C., as amended (Incorporated by reference to Exhibit 3.47 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.49	Limited Liability Company Agreement of Triton PCS Holdings Company L.L.C. (Incorporated by reference to Exhibit 3.48 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.50	Certificate of Incorporation of VoiceStream PCS I Iowa Corporation, as amended (Incorporated by reference to Exhibit 3.49 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.51	Bylaws of VoiceStream PCS I Iowa Corporation (Incorporated by reference to Exhibit 3.50 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.52	Certificate of Incorporation of VoiceStream Pittsburgh General Partner, Inc., as amended (Incorporated by reference to Exhibit 3.51 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.53	Bylaws of VoiceStream Pittsburgh General Partner, Inc. (Incorporated by reference to Exhibit 3.52 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document

3.54	Certificate of Limited Partnership of VoiceStream Pittsburgh, L.P., as amended (Incorporated by reference to Exhibit 3.53 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.55	Agreement Establishing VoiceStream Pittsburgh, L.P. (Incorporated by reference to Exhibit 3.54 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.56	Certificate of Formation of MetroPCS California, LLC, as amended (Incorporated by reference to Exhibit 3.55 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.57	Amended and Restated Limited Liability Company Agreement of MetroPCS California, LLC (Incorporated by reference to Exhibit 3.56 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.58	Certificate of Formation of MetroPCS Florida, LLC (Incorporated by reference to Exhibit 3.57 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.59	Amended and Restated Limited Liability Company Agreement of MetroPCS Florida, LLC (Incorporated by reference to Exhibit 3.58 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.60	Certificate of Formation of MetroPCS Georgia, LLC (Incorporated by reference to Exhibit 3.59 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.61	Amended and Restated Limited Liability Company Agreement of MetroPCS Georgia, LLC (Incorporated by reference to Exhibit 3.60 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.62	Certificate of Formation of MetroPCS Massachusetts, LLC (Incorporated by reference to Exhibit 3.61 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.63	Amended and Restated Limited Liability Company Agreement of MetroPCS Massachusetts, LLC (Incorporated by reference to Exhibit 3.62 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.64	Certificate of Formation of MetroPCS Michigan, LLC (Incorporated by reference to Exhibit 3.63 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.65	Limited Liability Company Agreement of MetroPCS Michigan, LLC (Incorporated by reference to Exhibit 3.64 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.66	Certificate of Formation of MetroPCS Nevada, LLC (Incorporated by reference to Exhibit 3.65 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.67	Amended and Restated Limited Liability Company Agreement of MetroPCS Nevada, LLC (Incorporated by reference to Exhibit 3.66 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.68	Certificate of Formation of MetroPCS New York, LLC (Incorporated by reference to Exhibit 3.67 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.69	Amended and Restated Limited Liability Company Agreement of MetroPCS New York, LLC (Incorporated by reference to Exhibit 3.68 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.70	Certificate of Formation of MetroPCS Pennsylvania, LLC (Incorporated by reference to Exhibit 3.69 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.71	Amended and Restated Limited Liability Company Agreement of MetroPCS Pennsylvania, LLC (Incorporated by reference to Exhibit 3.70 to our Registration Statement on Form S-4, filed on December 13, 2013).

Exhibit No.	Document
3.72	Certificate of Formation of MetroPCS Texas, LLC (Incorporated by reference to Exhibit 3.71 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.73	Second Amended and Restated Limited Liability Company Agreement of MetroPCS Texas, LLC (Incorporated by reference to Exhibit 3.72 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.74	Certificate of Formation of MetroPCS Networks California, LLC, as amended (Incorporated by reference to Exhibit 3.75 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.75	Amended and Restated Limited Liability Company Agreement of MetroPCS Networks California, LLC (Incorporated by reference to Exhibit 3.76 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.76	Certificate of Formation of MetroPCS Networks Florida, LLC, as amended (Incorporated by reference to Exhibit 3.77 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.77	Amended and Restated Limited Liability Company Agreement of MetroPCS Networks Florida, LLC (Incorporated by reference to Exhibit 3.78 to our Registration Statement on Form S-4, filed on December 13, 2013).

3.78	Certificate of Formation of T-Mobile Financial LLC (Incorporated by reference to Exhibit 3.79 to our Post-Effective Amendment No. 1 to Form S-3, filed on September 3, 2014).

3.79	Limited Liability Company Agreement of T-Mobile Financial LLC (Incorporated by reference to Exhibit 3.80 to our Post-Effective Amendment No. 1 to Form S-3, filed on September 3, 2014).

3.80	Certificate of Formation of T-Mobile Leasing LLC (Incorporated by reference to Exhibit 3.82 to our Post-Effective Amendment No. 2 to Form S-3, filed on November 2, 2015).

3.81	Limited Liability Company Agreement of T-Mobile Leasing LLC (Incorporated by reference to Exhibit 3.83 to our Post-Effective Amendment No. 2 to Form S-3, filed on November 2, 2015).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 99.3 to Amendment No. 1 to our Form 8-A, filed on May 2, 2013).

4.2	Indenture, dated as of April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.3	Eleventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.12 to our Current Report on Form 8-K, filed on May 2, 2013).

4.4	Sixteenth Supplemental Indenture, dated as of August 11, 2014, by and among T-Mobile USA, Inc., T-Mobile Financial LLC, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. (Incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q, filed on October 28, 2014).

4.5	Nineteenth Supplemental Indenture, dated as of September 28, 2015, by and among T-Mobile USA, Inc., T-Mobile Leasing LLC, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. (Incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q, filed on October 27, 2015).

4.6	Stockholder’s Agreement, dated as of April 30, 2013, between Deutsche Telekom AG and MetroPCS Communications, Inc. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on May 2, 2013).

4.7	Waiver of Required Approval under Section 3.6(a) of the Stockholder’s Agreement, dated August 7, 2013, between T-Mobile US, Inc. and Deutsche Telekom AG (Incorporated by reference to Exhibit 10.10 to our Quarterly Report on Form 10-Q, filed on August 8, 2013).

Exhibit No.	Document

4.8	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on March 30, 2007).

4.9	Amendment No. 1 to Rights Agreement, dated as of October 3, 2012, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 3, 2012).

4.10*	Form of Debt Security.

4.11*	Form of Guarantee.

4.12*	Form of Warrant Agreement.

4.13*	Form of Deposit Agreement.

4.14*	Form of Purchase Contract.

4.15*	Form of Unit Agreement.

4.16*	Specimen Preferred Stock Certificate.

5.1†	Opinion of Perkins Coie LLP.

12.1	Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K, filed on February 17, 2016).

23.1†	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2†	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of Attorney (included on the signature pages hereof).

25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.

†	Filed herewith.
*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC, and incorporated by reference herein.